EXHIBIT 99.1

Charge Enterprises Announces Leadership Change

•	Craig Denson appointed Interim Chief Executive Officer; draws on seasoned internal talent to propel long-term strategic vision and guide Company through leadership transition

•	Company Founder, Andrew Fox resigns as Chief Executive Officer; stays on as board member

•	Company announces new fundamental objectives, including development of strategic plan

New York – August 29, 2023 – Charge Enterprises, Inc. (Nasdaq: CRGE) (“Charge” or the “Company”), today announced that the Board of Directors of the Company (the “Board”) has appointed Craig Denson, Charge’s current Chief Operating and Compliance Officer, as Interim Chief Executive Officer, effective August 31, 2023. This appointment follows Andrew Fox’s decision, made with the Board’s agreement, to resign from his role as CEO and Chairman of the Board. In conjunction with this strategic decision, Amy Hanson, current Chair of the Audit Committee and Lead Independent Director, will assume the responsibilities of Chairperson. Mr. Fox will continue to serve as a director on the Board and will also serve as a strategic advisor to the Board, drawing upon his history with the Company and experience in the industry.

“On behalf of the entire Board, we extend our gratitude to Mr. Fox for his pivotal role in setting the groundwork that forms the foundation of our Company. We look forward to continuing to benefit from his entrepreneurial vision and passion in the electric vehicle charging infrastructure space,” said Amy Hanson.

“Leading Charge Enterprises has been a privilege, and I am proud of everything we have built. The Company’s forward momentum is paramount to me, and I believe Craig, given his operational and public company management experience, is exactly the type of executive to lead Charge during this interim period as we look to capitalize on the tremendous opportunities that lie ahead,” said Andrew Fox.

Mr. Denson has cultivated an impressive 35-year career predominantly within the technology and telecommunications sectors. He has assumed diverse leadership roles at a range of global companies, including serving as Chief Operating Officer and as a board member at Charge. During his tenure with Charge, he has also held the roles of Chief Compliance Officer, Interim Chief Financial Officer, and Secretary. Prior to its acquisition by Charge Enterprise, Mr. Denson served as the President and CEO of PTGi International Carrier Services, Inc. Previously, he served as President and COO of Sigma Software Solutions, Vice President and General Manager of ACS Canada and held various roles with PepsiCo.

“I am honored by the Board’s trust in me during this critical time for Charge. We believe there are significant opportunities for Charge within the energy and broadband infrastructure industries. Our recent acquisition of Greenspeed furthers our goal of competing on a national scale within EV charging infrastructure and provides Charge with a geographic footprint and capabilities within a variety of customer and product verticals, such as monitoring and maintenance, and solar and energy storage. With a firm commitment to improved financial performance, we reaffirm our expectation of positive adjusted EBITDA in the first quarter of 2024. Our focus on expanding revenue streams underscores our dedication to diversification, growth, and innovation to increase shareholder value,” said Craig Denson. “Against a backdrop of industry-wide challenges and opportunities, the entire management team is dedicated to aligning on and sharing a coordinated, cross-business strategic plan, ensuring transparency, and driving accountability.”

Alongside this leadership transition, Charge is also committing to three fundamental objectives to steer the Company’s future growth and set the foundation to deliver shareholder value through profitability along with the growth of Charge’s monthly recurring revenue base of business:

1.

Comprehensive Strategic Plan: The assessment and development of our plan will include a thorough evaluation of our business segments, competitive analysis of the external environment, alignment of our organic growth and M&A strategy, and effective allocation of capital. As part of this plan, management and the Board will evaluate our talent, succession planning, and corporate governance, making the appropriate enhancements and implementing a framework for accountability.

2.

Robust Communication Framework: We are resolute in our commitment to instituting a robust framework for external communication, fostering transparency and disseminating updates on our progress towards strategic milestones.

3.

Synergistic Subsidiary Integration: In conjunction with the recent acquisition of Greenspeed, we will deploy initiatives that are geared towards integrating our products and services across our Infrastructure operating subsidiaries while driving cost synergies across the organization. This strategic objective is aimed at nurturing cross-functional collaboration and facilitating full utilization of our existing internal capabilities, propelling us towards scalability and profitability.

About Charge Enterprises, Inc.

Charge Enterprises, Inc. is an electrical, broadband and EV charging infrastructure company that provides clients with end-to-end project management services. We operate in two segments:  Infrastructure, which has a primary focus on EV charging, broadband and wireless, and electrical contracting services; and Telecommunications, which provides connection of voice calls, Short Message Services (SMS) and data to global carriers. Our vision is to be a leader in enabling the next wave of transportation and connectivity. By building, designing, and operating seamless infrastructure for electric vehicles, we aim to create a future where transportation is clean, efficient, and connected and to empower individuals, communities, and businesses to thrive in a more sustainable world. Our plan is to cultivate repeat customers and recurring revenues by deploying a multi-phased strategy, initially where investment in the EV charging revolution is taking place, the nation’s approximately 18,000 franchised auto dealers.  To learn more about Charge, visit Charge Enterprises, Inc.

Notice Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect current expectations or beliefs regarding future events or Charge's future performance. Often, but not always, forward-looking statements can be identified by the use of words such as "plans", "expects", "is expected", "budget", "scheduled", "estimates", “potential”, "continues", "forecasts", "projects", "predicts", "intends", "anticipates", "targets" or "believes", or variations of, or the negatives of, such words and phrases or state that certain actions, events or results "may", "could", "would", "should", "might" or "will" be taken, occur or be achieved. All forward-looking statements, including those herein, are qualified by this cautionary statement. Although Charge believes that the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements involve risks and uncertainties, and actual results may differ materially from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include the ability to achieve the expected benefits of the Greenspeed acquisition, including the risks that the Company’s synergy estimates are inaccurate or that the Company faces higher than anticipated integration or other costs in connection with the acquisition, the business plans and strategies of Charge, Charge’s ability to satisfy its debt payment obligations or extend the maturity or refinance outstanding debt at or prior to maturity, Charge's future business development, market acceptance of electric vehicles, the success of Charge’s retail dealership initiative and the size, scope and success of the related initial installation projects, Charge's ability to generate profits and positive cash flow, changes in government regulations and government incentives, subsidies, or other favorable government policies, rising interest rates and the impact on investments by our customers, and other risks discussed in Charge's filings with the U.S. Securities and Exchange Commission ("SEC"). Readers are cautioned that the foregoing list of risks and uncertainties is not exhaustive of the factors that may affect forward-looking statements. Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements in this press release speak only as of the date of this press release or as of the date or dates specified in such statements. For more information on us, investors are encouraged to review our public filings with the SEC, including the factors described in the section captioned “Risk Factors” of Charge’s Annual Report on Form 10-K filed with the SEC on March 15, 2023, as well as subsequent reports we file from time to time with the SEC which are available on the SEC's website at www.sec.gov. Charge disclaims any intention or obligation to update or revise any forward- looking information, whether as a result of new information, future events or otherwise, other than as required by law.

Contacts:

Investors

Christine Cannella (954) 298-6518

ccannella@charge.enterprises

Kevin McGrath (646) 418-7002

kevin@tradigitalir.com

Media

Kristopher Conesa (305) 975-5934

kconesa@csuitepr.com

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